Agreement and Plan of Reorganization

THIS AGREEMENT AND PLAN OF REORGANIZATION dated as of September 18, 2025 (the “Agreement”), is by and among each Target Company, as defined below, on behalf of each of its series that is a Target Fund, as defined below, each Acquiring Company, as defined below, on behalf of each of its series that is an Acquiring Fund, as defined below, and, for purposes of paragraphs 5.3, 7.3, 10.2, and 13.2 of this Agreement only, Columbia Management Investment Advisers, LLC (“Columbia Threadneedle”).

Each reorganization contemplated by this Agreement consists of the transfer of all assets attributable to a Target Fund’s shares in exchange for Acquisition Shares, as defined below, of the corresponding Acquiring Fund, and the Acquiring Fund’s assumption of all Obligations, as defined below, of the Target Fund and the distribution of the Acquisition Shares to the Target Fund shareholders in liquidation of the Target Fund, all upon the terms and conditions set forth in this Agreement (each, a “Reorganization”).

To the extent this Agreement provides for multiple reorganizations, it is to be treated as if each Reorganization between a Target Fund and its corresponding Acquiring Fund had been the subject of a separate Agreement. Each Target Fund and each Target Company acting for itself and on behalf of the Target Fund, and each Acquiring Fund and each Acquiring Company acting for itself and on behalf of the Acquiring Fund, is acting separately from all of the other parties and their series, and not jointly or jointly and severally with any other party.

This Agreement is adopted as a plan of reorganization and liquidation within the meaning of Section 361(a) and Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and any successor provisions.

The parties therefore agree as follows:

1. DEFINITIONS.

“Acquiring Company” means each entity listed in the column entitled “Acquiring Company” on Exhibit A.

“Acquiring Fund” means each series of an Acquiring Company listed in the column entitled “Acquiring Fund” on Exhibit A.

“Acquiring Fund Prospectus” means, collectively, the prospectus(es) and statement(s) of additional information of an Acquiring Fund, as amended or supplemented from time to time.

“Acquisition Shares” means common shares of beneficial interest of an Acquiring Fund to be issued to the corresponding Target Fund in a Reorganization under this Agreement.

“Closing” means the time at which the transaction contemplated by paragraph 2.1 is consummated.

“Closing Date” means the date on which the Closing occurs.

“Investments” means a Target Fund’s portfolio securities and other assets that would be shown on its schedule of investments if such a schedule were prepared as of the close of business on the Valuation Date.

“Liquidation Date” means the date on which a Target Fund liquidates and distributes the Acquisition Shares to its shareholders of record pursuant to paragraph 2.3.

“Obligations” means all liabilities and obligations of a Target Fund of any kind whatsoever, whether absolute, accrued, contingent or otherwise, in existence as of the Closing, except that any Reorganization Costs (as defined below) contemplated hereby to be paid by the Target Fund pursuant to paragraph 10.2 shall not be assumed or paid by the Acquiring Fund.

“Reorganization Costs” means the expenses associated and incurred in connection with the Reorganization transactions contemplated hereby as set forth in paragraph 10.2. Reorganization Costs do not include transaction costs associated with portfolio repositioning and the sales of portfolio securities, which will be borne by the Fund incurring such transaction costs.

“Target Company” means each entity listed in the column entitled “Target Company” on Exhibit A.

“Target Fund” means each series of a Target Company listed in the column entitled “Target Fund” on Exhibit A.

“Target Fund Prospectus” means, collectively, the prospectus(es) or statement(s) of additional information of a Target Fund, as amended or supplemented from time to time.

“Valuation Date” means the business day immediately preceding the Closing Date.

2. TRANSFER OF ASSETS OF EACH TARGET FUND IN EXCHANGE FOR ASSUMPTION OF OBLIGATIONS AND ACQUISITION SHARES AND LIQUIDATION OF SUCH TARGET FUND.

2.1.	Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein,

(a)	Each Target Fund will assign, transfer, convey and deliver to the corresponding Acquiring Fund all its assets, as set forth in paragraph 2.2;

(b)	Each Acquiring Fund will assume all Obligations of the corresponding Target Fund; and

(c)

Each Acquiring Fund will issue and deliver to the corresponding Target Fund in exchange for the net assets attributable to each class of its shares a number of Acquisition Shares determined in the manner set forth in article 3, less the value of cash to be distributed to shareholders of the Target Fund in lieu of fractional Acquisition Shares, together with cash in the amount to be distributed in lieu of fractional Acquisition Shares. Such transactions shall take place at the Closing.

2.2.

The assets of each Target Fund to be acquired by the corresponding Acquiring Fund shall consist of, without limitation, all cash, securities, dividends and interest receivable, claims or rights of action, books and records, receivables for shares sold and all other tangible and intangible assets that are owned by the Target Fund as of the Closing, including any prepaid expenses, other than unamortized Reorganization Costs, shown as an asset on the books of the Target Fund as of the Closing. Each Acquiring Fund agrees that all rights to indemnification and all limitations of liability existing in favor of the corresponding Target Fund’s current and former trustees and officers, acting in their capacities as such shall survive the Reorganization, and shall continue in full force and effect, without any amendment thereto. Each Acquiring Fund further agrees that such rights and limitations may be asserted against the Acquiring Fund, its successors or assigns.

2.3.

Immediately after the Closing, each Target Fund will liquidate and distribute pro rata to its shareholders of record of each class of shares, determined at the time of distribution, the Acquisition Shares received by the Target Fund pursuant to paragraph 2.1, with respect to such class, with cash distributed in lieu of fractional Acquisition Shares. Such liquidation and distribution will be accomplished by the transfer of the Acquisition Shares then credited to the account of each Target Fund on the books of the corresponding Acquiring Fund to open accounts on the share records of the corresponding Acquiring Fund in the names of the Target Fund’s shareholders and representing the respective pro rata number of Acquisition Shares due such shareholders, and delivering to such shareholders cash equivalent to the value of such fractional Acquisition Shares determined in accordance with paragraph 3.2. For Target Fund shareholders that hold shares of a Target Fund through accounts that are not permitted to hold Acquisition Shares, such Acquisition Shares will be held by a transfer agent of the applicable Acquiring Fund as agent for, and for the account and benefit of, such Target Fund shareholders pending delivery from such shareholders of information with respect to accounts that are permitted to hold such Acquisition Shares or, if any Target Fund shareholder does not deliver information with respect to an account that is permitted to hold such Acquisition Shares within one year of the Closing Date, such Acquisition Shares will be liquidated and the cash proceeds, less any transaction costs or fees (including but not limited to brokerage commissions), will be distributed to such Target Fund shareholder. The Acquiring Fund will not issue certificates representing Acquisition Shares in connection with such exchange.

2.4.

With respect to Acquisition Shares distributable pursuant to paragraph 2.3 to a Target Fund shareholder holding a certificate or certificates for shares of the Target Fund, if any, at the time of such distribution, the Target Fund will not permit such shareholder to receive Acquisition Share certificates therefor, to exchange such Acquisition Shares for shares of other investment companies, to effect an account transfer of such Acquisition Shares or to pledge or redeem such Acquisition Shares until such Target Fund shareholder has surrendered all his or her outstanding certificates for Target Fund shares or, in the event of lost certificates, posted adequate bond.

2.5.

As soon as practicable after the Closing, each Target Company, on behalf of each Target Fund, shall make all filings and take all other steps as shall be necessary and proper to effect the complete dissolution of each Target Fund under applicable state law. After the Closing, no Target Fund shall conduct any business except in connection with its dissolution, including compliance with the requirements of paragraph 2.4.

3. VALUATION.

3.1.

The value of each Target Fund’s assets to be acquired by the corresponding Acquiring Fund hereunder, net of Obligations and Reorganization Costs contemplated hereby to be paid by the Target Fund, shall be computed as of the close of regular trading on the New York Stock Exchange on the Valuation Date using the valuation procedures set forth in the organizational documents of the corresponding Acquiring Fund and/or the Acquiring Fund Prospectus for determining net asset value, and shall be certified by the Target Fund.

3.2.

For the purpose of paragraph 2.1 and 2.3, the aggregate net asset value of the Acquisition Shares to be delivered to the Target Fund with respect to a class shall be equal to the aggregate net asset value of the relevant class of the Target Fund computed as of the close of regular trading on the New York Stock Exchange on the Valuation Date (less the value of any cash delivered to the Target Fund for distribution to Target Fund shareholders in lieu of any fractional Acquisition Shares that would have otherwise been distributable to such shareholders, pursuant to paragraph 2.3, if any), using the valuation procedures set forth in the organizational documents of the Acquiring Fund and/or the Acquiring Fund Prospectus for determining net asset value.

3.3.

The number of Acquisition Shares to be issued in exchange for the Target Fund’s assets shall be determined by dividing the value of the aggregate net assets of the Target Fund (less the value of any cash delivered to the Target Fund for distribution to Target Fund shareholders in lieu of any fractional Acquisition Shares that would otherwise have been distributable to such shareholders, pursuant to paragraph 2.3) by the net asset value of one Acquisition Share as of the close of regular trading on the New York Stock Exchange on the Valuation Date. For the avoidance of doubt, the Acquiring Fund will not issue fractional shares.

4. CLOSING AND CLOSING DATE.

4.1.

The Closing Date shall be on such date as the Acquiring Fund and Target Fund may agree. The Closing shall be held at Columbia Threadneedle’s offices, 290 Congress Street, Boston, Massachusetts 02110 (or such other place or virtually as the parties may agree), on or before 8:59 A.M. ET on the Closing Date. Unless otherwise specified, all actions occurring, or representations and warranties made, on the Closing Date are effective and made as of the Closing.

4.2.

As of the Closing, each Target Fund’s assets, including all the Target Fund’s cash and Investments, shall be delivered by the Target Fund to the custodian for the account of the corresponding Acquiring Fund. All Investments so delivered to be duly endorsed in proper form for transfer in such manner and condition as to constitute good delivery thereof in accordance with the custom of brokers or, in the case of Investments held in the U.S. Treasury Department’s book-entry system or by the Depository Trust Company, Participants Trust Company or other third party depositories, by transfer to the account of the custodian in accordance with Rule 17f-4, Rule 17f-5 or Rule 17f-7, as the case may be, under the Investment Company Act of 1940, as amended (the “1940 Act”) and accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof. The cash delivered shall be in the form of currency or certified or official bank checks, payable to the order of “[Custodian], custodian for [Acquiring Fund].”

4.3.

In the event that on the Valuation Date (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on the New York Stock Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of each Target Fund or the corresponding Acquiring Fund is impracticable, the Closing Date shall be postponed until the first business day after the day on which trading shall have been fully resumed and reporting shall have been restored; provided that if trading shall not be fully resumed and reporting restored within three business days of the Valuation Date, this Agreement may be terminated by either the Target Fund or the corresponding Acquiring Fund upon the giving of written notice to the other party.

4.4.

At the Closing, each Target Fund or its transfer agent shall deliver to the corresponding Acquiring Fund or its designated agent a list of the names and addresses of the Target Fund’s shareholders and the number of outstanding shares of each class of the Target Fund owned by each Target Fund shareholder, and indicating the number, if any, of such shares represented by an outstanding share certificate, all as of the close of business on the Valuation Date. On the Closing Date, the Acquiring Fund will provide to the Target Fund evidence satisfactory to the Target Fund that the Acquisition Shares issuable pursuant to paragraph 2.1 have been credited to the Target Fund’s account on the books of the Acquiring Fund. On the Liquidation Date, each Acquiring Fund will provide to the corresponding Target Fund evidence satisfactory to the Target Fund that such Acquisition Shares have been credited pro rata to open accounts in the names of the Target Fund’s shareholders as provided in paragraph 2.3.

4.5.

At the Closing, each party shall deliver to the other such bills of sale, instruments of assumption of Obligations, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request in connection with the transfer of assets, assumption of liabilities and liquidation contemplated by article 2.

5. REPRESENTATIONS AND WARRANTIES.

5.1.

Each Target Company represents and warrants the following to the corresponding Acquiring Company as of the date hereof, on behalf of itself and each Target Fund, and agrees to confirm the continuing accuracy and completeness in all material respects of the following as of the Closing:

(a)	The Target Company is duly organized, validly existing and in good standing under the laws of its state of organization;

(b)

The Target Company is a duly registered investment company classified as a management company of the open-end type and its registration with the Securities and Exchange Commission (the “SEC”) as an investment company under the 1940 Act is in full force and effect, and, as applicable, the Target Fund is a separate series thereof duly designated in accordance with the applicable provisions of the organizational documents of the Target Company and the 1940 Act;

(c)

The Target Fund is not in violation in any material respect of any provision of its organizational documents or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Target Fund is a party or by which the Target Fund is bound, and the execution, delivery and performance of this Agreement will not result in any such violation;

(d)

The Target Fund has no material contracts or other commitments (other than this Agreement and such other contracts as may be entered into in the ordinary course of its business) that if terminated may result in material liability to the Target Fund or under which (whether or not terminated) any material payments for periods subsequent to the Closing will be due from the Target Fund;

(e)

To the knowledge of the Target Fund, except as has been disclosed in writing to the corresponding Acquiring Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Target Fund, any of its properties or assets, or any person whom the Target Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the Target Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated hereby;

(f)

The statement of assets and liabilities, the statement of operations, the statement of changes in net assets, and the schedule of investments of the Target Fund, as of the last day of and for its most recently completed fiscal year, audited by the Target Fund’s independent registered public accounting firm (and, if applicable, an unaudited statement of assets and liabilities, statement of operations, statement of changes in net assets and schedule of investments for any subsequent semiannual period following the most recently completed fiscal year), copies of which have been filed with the SEC or furnished to the corresponding Acquiring Fund, fairly reflect the financial condition and results of operations of the Target Fund as of such dates and for the periods then ended in accordance with generally accepted accounting principles consistently applied. In addition, the Target Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the statements of assets and liabilities referred to above or those incurred in the ordinary course of its business since the last day of the Target Fund’s most recently completed fiscal year;

(g)

Since the last day of the Target Fund’s most recently completed fiscal year, there has not been any material adverse change in the Target Fund’s financial condition, assets, Obligations or business (other than changes occurring in the ordinary course of business), or any incurrence by the Target Fund of indebtedness, except as disclosed in writing to the corresponding Acquiring Fund. For the purposes of this subparagraph (g), distributions of net investment income and net realized capital gains, changes in Investments, changes in the market value of Investments or net redemptions shall be deemed to be in the ordinary course of business;

(h)

For each taxable year of its operations (including the taxable year that includes the Closing Date), the Target Fund (i) has been, and in the case of the taxable year that includes the Closing Date will be, treated as a separate corporation for federal income tax purposes pursuant to Section 851(g) of the Code, (ii) has met, and in the case of the taxable year that includes the Closing Date will meet, the requirements of Subchapter M of the Code (“Subchapter M”) for qualification as a regulated investment company (“RIC”) and has elected to be treated as such; (iii) has been, and in the case of the taxable year that includes the Closing Date will be, eligible to compute and has computed or will compute, as applicable, its federal income tax under Section 852 of the Code; and (iv) has not been, and will not be, liable for any material income or excise tax under Section 852 or 4982 of the Code. The Target Fund has not taken any action, caused any action to be taken, failed to take or failed to cause any action to be taken which action or failure could cause the Target

Fund to fail to qualify as a RIC eligible to compute its federal income tax under Section 852 of the Code. As of the time of the Closing, the Target Fund will have no current or accumulated earnings and profits accumulated in any taxable year to which the provisions of Part I of Subchapter M did not apply to it. The Target Fund does not own any “converted property” (as that term is defined in Treasury Regulation Section 1.337(d)-7(a)(2)) that is subject to the rules of Section 1374 of the Code as a consequence of the application of Section 337(d)(1) of the Code and the Treasury Regulations promulgated thereunder;

(i)

Except as otherwise disclosed to the Acquiring Fund, as of the Closing: (i) the Target Fund shall have duly and timely filed all federal, state and other tax returns and reports of the Target Fund (including, but not limited to, information returns) required by law to have been filed by such time (giving effect to permitted extensions), and all federal, state and other taxes (whether or not shown to be due on such returns and reports or on any assessment received) shall have been paid, or provisions shall have been made for the payment thereof; (ii) all such returns and reports are accurate and complete as of the time of their filing, and accurately state the amount of tax (if any) owed for the periods covered by the returns, or, in the case of information returns, the amount and character of income or other information required to be reported by the Target Fund; (iii) all of the Target Fund’s tax liabilities will have been adequately provided for on its books; and (iv) the Target Fund will have had no known tax deficiency or liability asserted against it or question with respect thereto raised by the Internal Revenue Service (the “IRS”) or by any state or local tax authority, and the Target Fund will not be under audit by the IRS or by any state or local tax authority for taxes in excess of those already paid;

(j)

All issued and outstanding shares of the Target Fund are, and at the Closing will be, duly and validly issued and outstanding, fully paid and non-assessable (except as set forth in the most recent Target Fund Prospectus) and will have been issued in compliance with all applicable registration or qualification requirements of federal and state securities laws. No options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of the Target Fund are outstanding and none will be outstanding as of the Closing;

(k)

The Target Fund’s investment operations from inception to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the Target Fund Prospectus, except as previously disclosed in writing to the corresponding Acquiring Fund;

(l)

The execution, delivery and performance of this Agreement have been duly authorized by the board of trustees of the Target Fund, including a majority of the trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Target Fund, based upon their determination that participation in the Reorganization is in the best interests of the Target Fund and that the interests of the Target Fund’s existing shareholders will not be diluted as a result of the Reorganization, and this Agreement will constitute the valid and binding obligation of the Target Fund enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(m)

The Acquisition Shares to be issued to the Target Fund pursuant to paragraph 2.1 will not be acquired for the purpose of making any distribution thereof other than to the Target Fund’s shareholders as provided in paragraph 2.3;

(n)

The information provided by the Target Fund for use in the Registration Statement and Prospectus/Information Statement referred to in paragraph 6.2, if any, shall be accurate and complete in all material respects and shall comply with federal securities and other laws and regulations as applicable thereto;

(o)

No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Target Fund of the transactions contemplated by this Agreement, except such as may be required under the Securities Act of 1933, as amended (the “1933 Act”), the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the 1940 Act;

(p)

At the Closing, the Target Fund will have good and marketable title to its assets to be transferred to the corresponding Acquiring Fund pursuant to paragraph 2.1 and will have full right, power and authority to sell, assign, transfer and deliver the Investments and any other of its assets and Obligations to be transferred to the corresponding Acquiring Fund pursuant to this Agreement. At the Closing, subject only to the delivery of the Investments and any such other assets and Obligations and payment therefor as contemplated by this Agreement, the corresponding Acquiring Fund will acquire good and marketable title thereto and will acquire the Investments and any such other assets and Obligations subject to no encumbrances, liens or security interests whatsoever and without any restrictions upon the transfer thereof, except as previously disclosed to the corresponding Acquiring Fund;

(q)

Prior to the Closing Date, the Target Fund will have sold such of its assets, if any, as are necessary based on information provided by the corresponding Acquiring Fund and contingent on the accuracy of such information to assure that, after giving effect to the acquisition of the assets of the Target Fund pursuant to this Agreement, the Acquiring Fund, if classified as a “diversified company” within the meaning of Section 5(b)(1) of the 1940 Act, will remain a “diversified company” and in compliance in all material respects with such other investment restrictions as are set forth in the Acquiring Fund Prospectus, as amended through the Closing Date; provided, however, that the Target Fund shall not dispose of any assets if such disposition would adversely affect the ability to receive the tax opinion referred to in paragraph 9.4; and

(r)

No registration of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either of the Target Fund or the corresponding Acquiring Fund, except as previously disclosed by the Target Fund to the corresponding Acquiring Fund.

5.2.

Each Acquiring Company represents and warrants the following to the corresponding Target Company, on behalf of itself and each Acquiring Fund, as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following as of the Closing:

(a)	The Acquiring Company is duly organized, validly existing and in good standing under the laws of its state of organization;

(b)

The Acquiring Company is a duly registered investment company classified as a management company of the open-end type and its registration with the SEC as an investment company under the 1940 Act will be in full force and effect and the Acquiring Fund, as applicable, is a separate series thereof duly designated in accordance with the applicable provisions of the organizational documents of the Acquiring Company and the 1940 Act;

(c)

The Registration Statement under the 1933 Act with respect to the Acquisition Shares will, be in full force and effect and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of the Acquiring Fund, threatened by the SEC, and such registration statement will conform in all material respects to the applicable requirements of the 1933 Act and the rules and regulations of the SEC thereunder and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and there are no material contracts to which the Acquiring Fund is a party that are not referred to in the Acquiring Fund Prospectus or in the registration statement of which it is a part;

(d)	The Acquiring Fund will have good and marketable title to its assets;

(e)

The Acquiring Fund is not in violation in any material respect of any provisions of its organizational documents or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party or by which the Acquiring Fund is bound, and the execution, delivery and performance of this Agreement will not result in any such violation;

(f)

To the knowledge of the Acquiring Fund, except as has been disclosed in writing to the Target Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Acquiring Fund, any of its properties or assets, or any person whom the Acquiring Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the Acquiring Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated hereby;

(g)

Immediately prior to the Closing Date, the Acquiring Fund will have no assets (other than de minimis seed capital, which shall be paid out in redemption of the Initial Shares (as defined below) prior to the Reorganization, pursuant to paragraph 5.2(l)) or liabilities, contingent or otherwise and will not have conducted any investment operations;

(h)

The Acquiring Fund is, and will be at the time of the Closing, a new series portfolio of the Acquiring Company created within the last twelve (12) months, without assets (other than de minimis seed capital, which shall be paid out in redemption of the Initial Shares prior to the Reorganization, pursuant to paragraph 5.2(l) or liabilities, formed for the purpose of acquiring the assets and assuming the Obligations of the Target Fund in connection with the Reorganization and, accordingly, the Acquiring Fund has not prepared books of account and related records or financial statements or issued any shares except those issued in a private placement to Columbia Threadneedle or its affiliate to secure any required initial shareholder approvals;

(i)

The Acquiring Fund was established in order to effect the transaction(s) described in this Agreement (apart from holding the de minimis seed capital, which shall be paid out in redemption of the Initial shares prior to the Reorganization, pursuant to paragraph 5.2(l));

(j)

As of the Closing, no federal, state or other tax returns of the Acquiring Fund will have been required by law to have been filed and no taxes will be due by the Acquiring Fund. As of the Closing, the Acquiring Fund will not have any tax liabilities. Consequently, as of the Closing, the Acquiring Fund will not be under audit by any federal, state, local or foreign tax authority and there will have been no tax assessment asserted with respect to the Acquiring Fund, no levies, liens or other encumbrances on the Acquiring Fund, and no waivers of the time to assess any taxes;

(k)

The Acquiring Fund: (i) was formed for the purpose of the Reorganization, and, prior to the Closing, will have carried on no business activity, (ii) is not (and will not be as of the Closing) classified as partnership, and either will timely elect to be classified as an association that is subject to tax as a corporation for federal tax purposes by filing Form 8832 with the IRS or will be as of the Closing a “publicly traded partnership” (as defined in Section 7704(b) of the Code) that is treated as a corporation for federal tax purposes, (iii) has not filed any income tax return, and, subject to the accuracy of the representations and warranties in paragraph 5.1(h), intends to qualify and elect to be treated as a regulated investment company within the meaning of Section 851 of Subchapter M of the Code for its taxable year which includes the Closing Date, (iv) holds and has held no property other than de minimis seed capital (which shall be paid out in redemption of the Initial Shares prior to the Reorganization, pursuant to paragraph 5.2(l) and has never had tax attributes, and (v) is, or will be as of the Closing, a “fund,” as defined in Section 851(g)(2) of the Code, that is treated as a separate corporation under Section 851(g)(1) of the Code. The Acquiring Fund does not have any earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it;

(l)

There shall be no issued and outstanding shares of the Acquiring Fund prior to the Closing other than a nominal number of shares (the “Initial Shares”) issued to a seed capital investor (which shall be the investment adviser of the Acquiring Fund or an affiliate thereof) to vote on the investment advisory contract and other agreements and plans as may be required by the 1940 Act and to take whatever action it may be required to take as the Acquiring Fund’s sole shareholder in connection with the Acquiring Fund’s organization. The Initial Shares will be redeemed by the Acquiring Fund prior to the Closing for the price for which they were issued, and any price paid for the Initial Shares shall at all times have been held by the Acquiring Fund in a non-interest bearing account;

(m)

The execution, delivery and performance of this Agreement have been duly authorized by the board of trustees of the Acquiring Fund, including a majority of the trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Acquiring Fund, based upon their determination that participation in the Reorganization is in the best interests of the Acquiring Fund and that the interests of the Acquiring Fund’s existing shareholders will not be diluted as a result of the Reorganization, and this Agreement constitutes the valid and binding obligation of the Acquiring Fund enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(n)

The Acquisition Shares to be issued and delivered to the corresponding Target Fund pursuant to the terms of this Agreement will have been duly authorized and, when so issued and delivered, will be duly and validly issued shares in the Acquiring Fund, and will be fully paid and non-assessable (except as set forth in the Acquiring Fund Prospectus) by the Acquiring Fund, and no shareholder of the Acquiring Fund will have any preemptive right of subscription or purchase in respect thereof;

(o)

The information provided by the Acquiring Fund for use in the Registration Statement and Prospectus/Information Statement referred to in paragraph 6.2, if any, shall be accurate and complete in all material respects and shall comply with federal securities and other laws and regulations applicable thereto; and

(p)

No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, and the 1940 Act.

5.3.

Columbia Threadneedle represents and warrants to each other party hereto as of the date hereof that the information supplied or to be supplied by it or its affiliates (“Management Information”) for inclusion or incorporation by reference in (i) the Registration Statement at the time the Registration Statement becomes effective under the Securities Act or at the time of any amendment or supplement thereto, or (ii) the Prospectus/Information Statement at the date the Prospectus/Information Statement is first mailed or made available to shareholders of the Target Funds, at the date of any supplement or amendment thereto, or at the time of the shareholder meeting, if applicable, in each case, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, and in the case of the Prospectus/Information Statement in light of the circumstances in which they are made, not misleading; provided that Management Information shall not include information regarding the Funds contained in the financial statements, statutory prospectus and other public filings of the Funds. Columbia Threadneedle agrees to confirm the continuing accuracy and completeness of this representation and warranty as of the Closing, which confirmation will be in form satisfactory to the Funds.

6. COVENANTS.

Each Target Company on behalf of each Target Fund and each Acquiring Company on behalf of the corresponding Acquiring Fund hereby covenants and agrees with the other as follows:

6.1.

The Target Fund will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include regular and customary periodic dividends and distributions. The Acquiring Fund will not carry on any business activities between the date hereof and the Closing Date (other than such activities as are customary to the organization of a new registered investment company prior to its commencement of operations, including holding and redeeming the Initial Shares prior to the Closing Date).

6.2.

The parties hereto will cooperate in preparing, and the Acquiring Company will file with the SEC, a registration statement on Form N-14 (the “Registration Statement”) under the 1933 Act, which will properly register Acquisition Shares to be distributed to the Target Fund’s shareholders pursuant hereto and include a prospectus/information statement (the “Prospectus/Information Statement”), all in compliance with the applicable requirements of the 1933 Act, the 1934 Act, and the 1940 Act.

6.3.

The information to be furnished by the Target Fund for use in the Registration Statement, if any, and the information to be furnished by the Acquiring Fund for use in the Prospectus/Information Statement, if any, each as referred to in paragraph 6.2, shall be accurate and complete in all material respects and shall comply with federal securities and other laws and regulations thereunder applicable thereto.

6.4.

The Acquiring Fund will advise the Target Fund promptly if at any time prior to the Closing Date the assets of such Target Fund include any securities that the Acquiring Fund is not permitted to acquire.

6.5.

Subject to the provisions of this Agreement, the Target Fund and the Acquiring Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to cause the conditions to the other party’s obligations to consummate the transactions contemplated hereby to be met or fulfilled and otherwise to consummate and make effective such transactions.

6.6.	The Acquiring Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act and the 1940 Act.

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH TARGET FUND.

The obligations of each Target Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the corresponding Acquiring Fund of all the obligations to be performed by it hereunder at or before the Closing and, in addition thereto, to the following further conditions:

7.1.

The Acquiring Fund shall have delivered to the corresponding Target Fund a certificate executed in its name by its President or a Vice President and its Treasurer or an Assistant Treasurer, in form and substance satisfactory to the Target Fund and dated as of the Closing, to the effect that the representations and warranties of the corresponding Acquiring Fund made in this Agreement are true and correct at and as of the Closing, except as they may be affected by the transactions contemplated by this Agreement, and that the Acquiring Fund has complied with all the covenants and agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing.

7.2.	The Target Fund shall have received a favorable opinion of counsel to the corresponding Acquiring Fund, dated the Closing Date and in a form satisfactory to the Target Fund, to the following effect:

(a)

The Acquiring Company is duly organized and validly existing under the laws of its state of organization and has power to own all of its properties and assets and to carry on its business as presently conducted, and, as applicable, the Acquiring Fund is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940 Act and the organizational documents of the Acquiring Company;

(b)

This Agreement has been duly authorized, executed and delivered on behalf of the Acquiring Fund and, assuming the Registration Statement and Prospectus/Information Statement referred to in paragraph 6.2, if any, comply with applicable federal securities laws and assuming the due authorization, execution and delivery of this Agreement by the Target Fund, is the valid and binding obligation of the Acquiring Fund enforceable against the Acquiring Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(c)

The Acquiring Fund has the power to assume the Obligations to be assumed by it hereunder and, upon consummation of the transactions contemplated hereby, the Acquiring Fund will have duly assumed such Obligations;

(d)

The Acquisition Shares to be issued for transfer to the Target Fund’s shareholders as provided by this Agreement are duly authorized and upon such transfer and delivery will be validly issued and outstanding and, assuming receipt by the Acquiring Fund of the consideration contemplated hereby, fully paid and nonassessable shares in the corresponding Acquiring Fund, and no shareholder of the corresponding Acquiring Fund has any preemptive right of subscription or purchase in respect thereof; and

(e)	The execution and delivery of this Agreement did not, and the performance by the Acquiring Fund of its obligations hereunder will not, violate the Acquiring Fund’s organizational documents.

7.3.

For the period beginning at the Closing Date and ending not less than six years thereafter, Columbia Threadneedle, its successors and assigns, shall arrange for the provision of continued liability coverage under the current policy of each Target Company, through the designation of the Target Fund as terminated funds under the current policy, to any former and/or current trustees and officers of the Target Funds as of the date of this Agreement, covering the actions of such trustees and officers of the Target Funds for the period(s) they served as such. Any related costs or expenses for the provision of liability coverage pursuant to this paragraph shall be allocated based on paragraph 10.2.

7.4.

Prior to the Closing, the board of trustees of the Acquiring Company and the initial shareholder(s) (as the sole initial shareholder(s)) shall have approved (i) the investment advisory agreement between the Acquiring Company, on behalf of the Acquiring Fund, and Columbia Threadneedle.

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH ACQUIRING FUND.

The obligations of each Acquiring Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by the corresponding Target Fund of all the obligations to be performed by it hereunder at or before the Closing and, in addition thereto, to the following further conditions:

8.1.

The Target Fund shall have delivered to the corresponding Acquiring Fund a certificate executed in its name by its President or a Vice President and its Treasurer or an Assistant Treasurer, in form and substance satisfactory to the Acquiring Fund and dated as of the Closing, to the effect that the representations and warranties of the corresponding Target Fund made in this Agreement are true and correct at and as of the Closing, except as they may be affected by the transactions contemplated by this Agreement, and that the Target Fund has complied with all the covenants and agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing.

8.2.	The Acquiring Fund shall have received a favorable opinion of counsel to the corresponding Target Fund dated the Closing Date and in a form satisfactory to the Acquiring Fund, to the following effect:

(a)

The Target Company is duly organized and validly existing under the laws of its state of organization and has power to own all of its properties and assets and to carry on its business as presently conducted, and the Target Fund, as applicable, is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940 Act and the organizational documents of the Target Company;

(b)

This Agreement has been duly authorized, executed and delivered on behalf of the Target Fund and, assuming the Registration Statement and Prospectus/Information Statement referred to in paragraph 6.2, if any, comply with applicable federal securities laws and assuming the due authorization, execution and delivery of this Agreement by the Acquiring Fund, is the valid and binding obligation of the corresponding Target Fund enforceable against the Target Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(c)

The Target Fund has the power to sell, assign, transfer and deliver the assets to be transferred by it hereunder, and, upon consummation of the transactions contemplated hereby, the Target Fund will have duly transferred such assets to the Acquiring Fund; and

(d)	The execution and delivery of this Agreement did not, and the performance by the Target Fund of its obligations hereunder will not, violate the corresponding Target Fund’s organizational documents.

8.3.

At or prior to the close of regular trading on the New York Stock Exchange on the Valuation Date, the corresponding Target Fund shall have declared and paid a dividend or dividends that, together with all previous dividends, shall have the effect of distributing, in distributions qualifying for the dividends paid deduction, (i) all of the excess of (a) the corresponding Target Fund’s interest income excludable from gross income under Section 103(a) of the Code over (b) the corresponding Target Fund’s deductions disallowed under Sections 265 or 171(a)(2) of the Code, (ii) all of the corresponding Target Fund’s investment company taxable income as defined in Section 852 of the Code and (iii) all of the corresponding Target Fund’s net capital gain realized (after reduction for any available capital loss carryover and excluding any net capital gain on which the Target Fund paid tax under Section 852(b)(3)(A) of the Code); the amounts in (i), (ii) and (iii) shall in each case be computed without regard to the dividends paid deduction and shall include amounts in respect of both (x) the corresponding Target Fund’s taxable year that will end on the Closing Date, and (y) any prior taxable year of the corresponding Target Fund, to the extent such dividend or dividends are eligible to be treated as paid during such prior year under Section 855(a) of the Code.

8.4.

The corresponding Target Fund shall have furnished to the Acquiring Fund a certificate signed by an authorized officer of the Target Fund as to the adjusted tax basis in the hands of the corresponding Target Fund of the securities delivered to the Acquiring Fund pursuant to this Agreement, and shall have delivered a copy of the tax books and records of the Target Fund, including but not limited to information necessary for purposes of preparing any tax returns, reports and information returns required by law to be filed by the Acquiring Fund after the Closing Date.

9. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH TARGET FUND AND THE CORRESPONDING ACQUIRING FUND.

The respective obligations of each Target Fund and the corresponding Acquiring Fund hereunder are subject to the further conditions that on or before the Closing:

9.1.

No action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated hereby.

9.2.

All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the SEC and of state “Blue Sky” and securities authorities) deemed necessary by the Target Fund or the corresponding Acquiring Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except when failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Target Fund or the corresponding Acquiring Fund.

9.3.

The Registration Statement, if any, shall have become effective under the 1933 Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

9.4.

The Target Fund and the corresponding Acquiring Fund shall have received an opinion of Ropes & Gray LLP satisfactory to each of them (which opinion will be subject to certain customary qualifications), substantially to the effect that, on the basis of existing provisions of the Code, U.S. Treasury regulations promulgated thereunder, current administrative rules and court decisions for U.S. federal income tax purposes:

(a)

The transfer by the Target Fund of all its assets to the Acquiring Fund solely in exchange for Acquisition Shares (and cash in lieu of fractional Acquisition Shares) and the assumption by the Acquiring Fund of all the Obligations of the Target Fund, immediately followed by the pro rata distribution of all the Acquisition Shares and cash, as applicable, so received by the Target Fund to the Target Fund’s shareholders of record in complete liquidation of the Target Fund and the termination of the Target Fund promptly thereafter, will constitute a “reorganization” within the meaning of Section 368(a)(1) of the Code, and the Acquiring Fund and the Target Fund will each be a “party to a reorganization,” within the meaning of Section 368(b) of the Code, with respect to the Reorganization;

(b)

No gain or loss will be recognized by the Acquiring Fund upon the receipt of all the assets of the Target Fund solely in exchange for Acquisition Shares (and cash in lieu of fractional Acquisition Shares) and the assumption by the Acquiring Fund of all the Obligations of the Target Fund;

(c)

No gain or loss will be recognized by the Target Fund upon the transfer of all its assets to the Acquiring Fund solely in exchange for Acquisition Shares (and cash in lieu of fractional Acquisition Shares) and the assumption by the Acquiring Fund of all the Obligations of the Target Fund or upon the distribution of the Acquisition Shares and cash, as applicable, so received to the Target Fund’s shareholders;

(d)	No gain or loss will be recognized by the Target Fund’s shareholders upon the exchange, pursuant to this Agreement, of all their shares of the Target Fund solely for Acquisition

Shares (except with respect to cash received by the Target Fund shareholders in lieu of fractional Acquisition Shares);

(e)

The aggregate basis of the Acquisition Shares received by each Target Fund shareholder pursuant to this Agreement will be the same as the aggregate basis of the Target Fund shares exchanged therefor by such shareholder;

(f)

The holding period of the Acquisition Shares received by each Target Fund shareholder in the Reorganization will include the period during which the shares of the Target Fund exchanged therefor were held or treated as held by such shareholder, provided such Target Fund shares were held as capital assets at the effective time of the Reorganization;

(g)

The basis of the assets of the Target Fund received by the Acquiring Fund will be the same as the basis of such assets in the hands of the Target Fund immediately before the effective time of the Reorganization;

(h)	The holding period of the assets of the Target Fund received by the Acquiring Fund will include the period during which such assets were held or treated as held by the Target Fund; and

(i)

The Acquiring Fund will succeed to and take into account the items of the Target Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury regulations thereunder.

Such opinion will be based on customary assumptions and limitations and such representations, without independent verification, as Ropes & Gray LLP may reasonably request of the Target Fund and the Acquiring Fund. The Acquiring Company, on behalf of the Acquiring Fund, and the Target Company, on behalf of the Target Fund, will cooperate to make and certify the accuracy of such representations.

Notwithstanding anything herein to the contrary, neither the Target Fund nor the Acquiring Fund may waive the conditions set forth in this paragraph 9.4.

9.5

At any time prior to the Closing, any of the foregoing conditions of this Agreement may be waived jointly by the board of trustees of each of the Target Fund and the corresponding Acquiring Fund, if, in their judgment, such waiver will not have a material adverse effect on the interests of the shareholders of the Target Fund or the corresponding Acquiring Fund.

10. BROKERAGE; REORGANIZATION COSTS.

10.1.

Each Target Fund and corresponding Acquiring Fund represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

10.2.

With respect to each Reorganization all Reorganization Costs will be borne by the Target Funds in accordance with this paragraph. Reorganization Costs include, but are not limited to: (i) the expenses associated with the preparation, printing and mailing of the Prospectus/Information Statement; (ii) the preparation of the Registration Statement and other shareholder communications and any filings with the SEC and/or other governmental authorities in connection with the Reorganization; and (iii) legal, audit, custodial and other fees incurred in connection with the Reorganization. Fees and expenses directly attributable to a specific Target Fund, such as printing and mailing costs, audit fees and custodial fees, are allocated to that Fund. Fees and expenses not directly attributable to a specific Target Fund, such as legal fees, will be allocated among Target Funds included in the same combined Prospectus/Information Statement equally. Each Target Fund will bear Reorganization Costs to the extent that such fees and expenses do not exceed the anticipated reduction in expenses that shareholders of a Target Fund will realize in the first year following the Reorganization. The anticipated reduction in expenses for each Fund in the first year following the Reorganization shall be determined as of August 31, 2025 or the date of the pro forma information contained in the Registration Statement with respect to the Acquisition Shares, if later. Any amounts in excess of this limit will be borne by Columbia Threadneedle. If a Reorganization does not occur, Columbia Threadneedle will bear all expenses associated with such Reorganization. Notwithstanding the foregoing, expenses of the Reorganization will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in a failure by the Target Fund or Acquiring Fund to qualify for treatment as a regulated investment company within the meaning of Section 851 of the Code or would prevent the Reorganization from qualifying as a “reorganization” described in Section 368(a)(1) of the Code or otherwise result in the imposition of tax on either the Target Fund or Acquiring Fund or on any of their respective shareholders.

11. COOPERATION AND EXCHANGE OF INFORMATION.

11.1	With respect to each Reorganization contemplated by this Agreement:

(a)   The Target Fund will deliver to the Acquiring Fund copies of all relevant tax books and records and will otherwise reasonably cooperate with the Acquiring Fund in connection with (i) the preparation and filing of tax returns for the Target Fund and/or the Acquiring Fund for tax periods or portions thereof ending on or before or that include the Closing Date and (ii) the declaration and payment of any dividend or dividends, including pursuant to Section 855 of the Code, for purposes of making distributions of the Target Fund’s or the Acquiring Fund’s, as applicable, (x) investment company taxable income (if any), net tax-exempt income (if any), and net capital gains (if any) in respect of a taxable year of the Target Fund or the Acquiring Fund ending on or before or that includes the Closing Date of an amount or amounts sufficient for the Target Fund or the Acquiring Fund, as applicable, to qualify for treatment as a regulated investment company under Subchapter M of the Code and to otherwise avoid the incurrence of any fund-level U.S. federal income taxes for any such taxable year and (y) ordinary income and capital gain net income in an amount or amounts sufficient to avoid the incurrence of any fund-level U.S. federal excise taxes under Section 4982 of the Code for any calendar year ending on or before December 31, 2026, in each case without any additional consideration therefor; it being understood that such books and records shall remain the property of and may be retained by the Target Company following the provision of such copies thereof to the Acquiring Fund.

(b)   It is the intention of the parties that the Reorganization will qualify as a “reorganization” within the meaning of Section 368(a)(l)(F) of the Code. None of the parties to the Reorganization shall take any action or cause any action to be taken (including, without limitation the filing of any tax return) that is inconsistent with such treatment or is reasonably likely to result in the failure of such Reorganization to qualify as a “reorganization” within the meaning of Section 368(a)(l)(F) of the Code.

12. ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES.

12.1.

Each Target Fund and corresponding Acquiring Fund agrees that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

12.2.

The failure of any Target Fund or corresponding Acquiring Fund to consummate its Reorganization shall not affect the consummation or validity of the Reorganization with respect to any other Target Fund and its corresponding Acquiring Fund, and the provisions of this Agreement shall be construed to effect this intent.

12.3.	The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder except paragraphs 2.1, 2.2, 2.3, 2.4, 2.5, 5.3, 6.3, 6.5, and 7.3, and articles 10, 12, 15 and 16.

13. TERMINATION.

13.1.

This Agreement may be terminated by the mutual agreement of a Target Company, on behalf of a Target Fund, and the corresponding Acquiring Company, on behalf of the corresponding Acquiring Fund. In addition, either a Target Company or the corresponding Acquiring Company may at its option terminate this Agreement at or prior to the Closing Date because:

(a)	of a material breach by the other of any representation, warranty, covenant or agreement contained herein to be performed by the other party at or prior to the Closing Date;

(b)	a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met; or

(c)

any governmental authority of competent jurisdiction shall have issued any judgment, injunction, order, ruling or decree or taken any other action restraining, enjoining or otherwise prohibiting this Agreement or the consummation of any of the transactions contemplated herein and such judgment, injunction, order, ruling, decree or other action becomes final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this paragraph 13.1(c) shall have used its reasonable best efforts to have such judgment, injunction, order, ruling, decree or other action lifted, vacated or denied.

If any Reorganization contemplated by this Agreement has not been completed by the first anniversary of this Agreement, this Agreement shall automatically terminate on that date with respect to that Reorganization, unless a later date is agreed to by both the Target Company and the corresponding Acquiring Company.

13.2.

If for any reason any transaction contemplated by this Agreement is not consummated, no party shall be liable to any other party for any damages resulting therefrom, including without limitation consequential damages, except that Columbia Threadneedle will bear all Reorganization Costs associated with such transaction.

14. AMENDMENTS.

This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of each Target Company and corresponding Acquiring Company; provided, however, that no amendment that under applicable law requires approval by shareholders of a Target Fund or an Acquiring Fund, as applicable, shall be effective without such approval having been obtained.

15. NOTICES.

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the Target Fund or the corresponding Acquiring Fund, 290 Congress Street, Boston, Massachusetts 02110, Attention: Secretary.

16. HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; NON- RECOURSE.

16.1.	The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

16.2.	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

16.3.

This Agreement shall be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts, without giving effect to any choice or conflicts of law rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.

16.4.

This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, Target Fund shareholder, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

16.5.

For an Acquiring Company or Target Company that is a Massachusetts business trust only: A copy of the Declaration of Trust of the Acquiring Company or the Target Company is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, agent or employee of the Acquiring Company or the Target Company shall have any personal liability under this Agreement, and that insofar as it relates to any Acquiring Fund or Target Fund, this Agreement is binding only upon the assets and properties of such Acquiring Fund or Target Fund.

THE REST OF THIS PAGE IS INTENTIONALLY BLANK.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as set forth below.

Columbia Funds Series Trust I

On behalf of each Target Fund thereof identified on Exhibit A
Attested by:

/s/ Ryan C. Larrenaga
Name: Ryan C. Larrenaga	By:	/s/ Michael G. Clarke
	Name:	Michael G. Clarke
	Title:	President & Principal Executive Officer

Columbia Funds Series Trust II

On behalf of each Target Fund thereof identified on Exhibit A
Attested by:

/s/ Ryan C. Larrenaga
Name: Ryan C. Larrenaga	By:	/s/ Michael G. Clarke
	Name:	Michael G. Clarke
	Title:	President & Principal Executive Officer

Columbia ETF Trust I

On behalf of each Acquiring Fund thereof identified on Exhibit A
Attested by:

/s/ Ryan C. Larrenaga
Name: Ryan C. Larrenaga	By:	/s/ Michael G. Clarke
	Name:	Michael G. Clarke
	Title:	President & Principal Executive Officer

Solely for purposes of Paragraphs 5.3, 7.3, 10.2 and 13.2 of the Agreement

Columbia Management Investment Advisers, LLC
Attested by:

/s/ Ryan C. Larrenaga
Name: Ryan C. Larrenaga	By:	/s/ Michael G. Clarke
	Name:	Michael G. Clarke
	Title:	Senior Vice President and North American Head of
Operations & Investor Services

Solely for purposes of Paragraphs 5.3 7.3, 10.2 and 13.2 of the Agreement

EXHIBIT A – REORGANIZATIONS

Target Company	Target Fund	Acquiring Company	Acquiring Fund
Columbia Funds Series Trust I	Columbia Bond Fund	Columbia ETF Trust I	Columbia Core Bond ETF
Columbia Funds Series Trust II	Columbia Integrated Large Cap Growth Fund	Columbia ETF Trust I	Columbia Large Cap Growth ETF